Exhibit T3A.10

Number: BC0949808

CERTIFICATE

OF

INCORPORATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that AEGERION PHARMACEUTICALS (CANADA) LTD. was incorporated under the Business Corporations Act on September 11, 2012 at 08:24 AM Pacific Time.

Issued under my hand at Victoria, British Columbia On September 11, 2012 /s/ CAROL PREST CAROL PREST Registrar of Companies Province of British Columbia Canada

BC Registry Services	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard Street Victoria B6 1 877 526-1528

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT	/s/ Carol Prest Carol Prest

This Notice of Articles was issued by the Registrar on May 23, 2018 03:53 PM Pacific Time

Incorporation Number: BC0949808

Recognition Date and Time: Incorporated on September 11, 2012 08:24 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
AEGERION PHARMACEUTICALS (CANADA) LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1800 - 510 WEST GEORGIA STREET	1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3	VANCOUVER BC V6B 0M3
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1800 - 510 WEST GEORGIA STREET	1800 - 510 WEST GEORGIA STREET
VANCOUVER BC V6B 0M3	VANCOUVER BC V6B 0M3
CANADA	CANADA

DIRECTOR INFORMATION
Last Name, First Name, Middle Name:
Fitzpatrick, Jennifer

Mailing Address:	Delivery Address:
ONE MAIN STREET	ONE MAIN STREET
SUITE 800	SUITE 800
CAMBRIDGE MA 02142	CAMBRIDGE MA 02142
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Alarco, Carolina

Mailing Address:	Delivery Address:
ONE MAIN STREET	ONE MAIN STREET
SUITE 800	SUITE 800
CAMBRIDGE MA 02142	CAMBRIDGE MA 02142
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Chedekel, Gary

Mailing Address:	Delivery Address:
ONE MAIN STREET	ONE MAIN STREET
SUITE 800	SUITE 800
CAMBRIDGE MA 02142	CAMBRIDGE MA 02142
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

McCarthy tetrault

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

AEGERION PHARMACEUTICALS (CANADA) LTD.

BUSINESS CORPORATIONS ACT
BRITISH COLUMBIA

ARTICLES

AEGERION PHARMACEUTICALS (CANADA) LTD.

ARTICLES

Company Name:	Aegerion Pharmaceuticals (Canada) Ltd.

Translations of Company Name	n/a

Incorporation Number:	BC0949808

PART 1
INTERPRETATION

1.1	Definitions

In these Articles, unless the context otherwise requires:

(a)
“these Articles” means the articles of the Company from time to time and all amendments thereto, and the words “herein”, “hereto”, “hereby”, “hereunder”, “hereof” and similar words refer to these Articles as so defined and not to any particular Part, article or other subdivision of these Articles;

(b)	“board” and “directors” mean the directors or sole director, as the case may be, of the Company for the time being;

(c)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto;

(d)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto;

(e)	“shareholder” means a shareholder of the Company; and

(f)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

1.2	Application of Business Corporations Act Definitions

The definitions in the Business Corporations Act apply to these Articles.

1.3	Application of Interpretation Act

The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

1.4	Conflict

If there is a conflict between a definition or rule in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition or rule in the Business Corporations Act will prevail.

1.5	Severability of Invalid Provisions

The invalidity or unenforceability of any provision of these Articles will not affect the validity or enforceability of the remaining provisions of these Articles.

1.6	Effect of Omissions and Errors in Notices

The accidental omission to send notice of any meeting of shareholders or directors (including any committee of directors) to any person entitled to notice or the non-receipt of any notice by any of the persons entitled to notice or any error in any notice not affecting its substance will not invalidate any action or proceeding taken at that meeting or otherwise founded on the notice.

1.7	Signing

Expressions referring to signing shall be construed as including facsimile signatures and the receipt of messages by telecopy or electronic mail or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

PART 2
ALTERATIONS

2.1	Change in Authorized Share Structure by Shareholders

The shareholders may from time to time, by ordinary resolution, authorize the Company to effect a change to the authorized share structure of the Company and to the Notice of Articles and these Articles where applicable, to eliminate any class or series of shares if none of the shares of that class or series of shares are allotted or issued.

2.2	Change in Authorized Share Structure by Directors

The directors may from time to time, by resolution, authorize the Company to effect a change to the authorized share structure of the Company and to the Notice of Articles and these Articles where applicable, to:

(a)
create one or more series of shares and if no such shares of such a series are issued, to also attach special rights and restrictions to such series or to alter any such special rights and restrictions; or

(b)	alter the identifying name of any of its shares.

PART 3
SHARES AND SHARE CERTIFICATES

3.1	Sending of Share Certificate

Any share certificate which a shareholder is entitled to receive may be sent to the shareholder by mail and neither the Company nor any agent of the Company is liable for any loss to the shareholder arising as a result of the accidental omission to send any share certificate or non-receipt of any share certificate so sent.

3.2	Joint Ownership

Where a share is registered in the names of two or more persons, unless the registration on the share certificate specifies otherwise, the share shall, for the purposes of these Articles, be considered to be jointly held by such persons and such persons shall, for the purposes of these Articles, be considered joint holders of such share.

3.3	Limit on Registration of Joint Holders

Except in the case of the trustees of a shareholder, the directors may refuse to register in the central securities register more than three persons as the joint holders of a share.

3.4	Delivery of Jointly Held Certificate

A share certificate for a share registered in the names of two or more persons shall be delivered to that one of them whose name appears first on the central securities register in respect of the share.

3.5	Unregistered Interests

Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is registered as the holder.

PART 4
SHARE TRANSFERS

4.1	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company will be either in the form on the back of the certificate representing such share or in such other form as may be approved by the directors from time to time.

4.2	Effect of Signed Instrument of Transfer

If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

PART 5
PURCHASE OF SHARES

5.1	Authority to Purchase Shares

Subject to the special rights and restrictions attached to any class or series of shares, the Company may purchase or otherwise acquire any of its shares if authorized to do so by resolution of the directors.

PART 6
BORROWING POWERS

6.1	Powers of Directors

The directors may from time to time at their discretion on behalf of the Company:

(a)	borrow money for the purposes of the Company in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)
raise or secure the repayment of any borrowed money, including by the issuance of bonds, perpetual or redeemable, debentures or debenture stock and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or

(d)
mortgage or charge, whether by way of specific or floating charge, grant a security interest or give other security on the whole or any part of the present and future property and undertaking of the Company, including uncalled capital.

6.2	Terms of Debt and Security Instruments

Any debentures, debenture stock, bonds, mortgages, security interests and other securities may be issued at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending and voting at a general meeting of the Company, appointment of directors and otherwise as the directors may determine at or prior to the time of issuance.

PART 7
SHAREHOLDER MEETINGS

7.1	Calling of Shareholder Meetings

Meetings of shareholders of the Company shall be held at such time or times as the directors from time to time determine, and at such location or locations as the board, by resolution, may approve.

7.2	Notice

Subject to the provisions of the Business Corporations Act regarding requisitions for general meetings and waiver of notice, the Company will send notice of the date, time and location of a meeting of shareholders to each shareholder entitled to vote at the meeting and to each director at least 10 days before the meeting.

7.3	Special Business

If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting will:

(a)	state the general nature of the special business; and

(b)
if the special business includes presenting, considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, or be accompanied by, a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified by the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8
PROCEEDINGS AT SHAREHOLDER MEETINGS

8.1	Special Business

At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of, or voting at, the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor; and

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

8.2	Quorum

Subject to Article 8.3 and the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons present in person or by proxy who, in the aggregate, hold or represent by proxy not less than 10% of the votes entitled to be cast at the meeting.

8.3	Sole Shareholder

If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

8.4	Lack of Quorum

If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless those shareholders present determine otherwise.

8.5	Quorum at Succeeding Meeting

If a meeting referred to in Article 8.4 was adjourned and if a quorum as provided in Article 8.2 is not present within 1/2 hour from the time set for the holding of the adjourned meeting, the persons present and being, or representing by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

8.6	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if there is no chair of the board or if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

8.7	Alternate Chair

If, at any meeting of shareholders:

(a)	there is no chair of the board or president present within 15 minutes after the time set for holding the meeting;

(b)	the chair of the board and the president are unwilling to act as chair of the meeting; or

(c)	the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting;

the directors present may choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders present in person or by proxy may choose any person present at the meeting to chair the meeting.

8.8	Postponement or Cancellation of Meetings

A meeting of shareholders may be postponed or cancelled by the Company at any time prior to the holding of the meeting upon such notice or communication to shareholders, if any, as the board may determine, and, if postponed, the postponed meeting may be held at such time or times, and at such location or locations, as the board, by resolution, may approve.

8.9	Procedure at Meetings

The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

8.10	Casting Vote

In case of an equality of votes cast at a meeting of shareholders, the chair does not have a casting or second vote.

PART 9
SHAREHOLDERS VOTES

9.1	Joint Shareholders

If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)
if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

9.2	Trustees

Two or more trustees of a shareholder in whose name any share is registered are, for the purposes of Article 9.1, deemed to be joint shareholders.

9.3	Representative of Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 1 business day before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting; and

(b)	if a representative is appointed under this Article 9.3:

(i)
the representative is entitled to exercise in respect of and at that meeting the same rights that the appointing corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

9.4	Application of Proxy Provisions

Articles 9.5 to 9.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

9.5	Appointment of Proxy Holder

Each shareholder, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more individuals (who need not be shareholders) as such shareholder’s nominee to attend, speak, act and vote for and on behalf of such shareholder at the meeting in the manner, to the extent and with the power conferred by the proxy.

9.6	Execution of Proxy

A shareholder’s proxy will be in writing, dated the date on which it is executed (or if not dated, will be deemed to be dated the date on which it is received by the Company), and will be executed by such shareholder or such shareholder’s attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney.

9.7	Continuing Proxy

A shareholder may appoint one or more individuals (who need not be shareholders) as such shareholder’s nominee to attend, speak, act and vote for and on behalf of such shareholder at every general meeting of the Company or at one or more general meetings which are held within such period of time as the proxy specifies.

9.8	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints ________________, or, failing that person, _____________, as proxy holder for the undersigned to attend, speak, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the _____ day of _________________, 20__ and at any adjournment of that meeting.

Signed this ______ day of ______________, 20__

Signature of shareholder

9.9	Delivery of Proxy

Unless the board determines otherwise, a proxy for a meeting of shareholders must:

(a)
be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 1 business day, before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting.

9.10	Revocation of Proxy

A shareholder’s proxy will, to the extent that it is inconsistent with a proxy of prior date, be deemed to revoke such prior proxy. Subject to Article 9.11, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided at the meeting to the chair of the meeting.

9.11	Signing of Revocation of Proxy

An instrument referred to in Article 9.10 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the trustee of the shareholder; and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.3.

9.12	Validity of Proxy Votes

A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

9.13	Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10
ELECTION AND REMOVAL OF DIRECTORS

10.1	Number of Directors

The Company will have a board of directors consisting of initially the number of directors that is equal to the number of the first directors and thereafter the number of directors set by ordinary resolution of the shareholders from time to time.

10.2	Change in Number of Directors

If the number of directors is changed pursuant to Article 10.1, the shareholders may elect, or appoint by ordinary resolution, the directors needed to fill any vacancies in the board of directors that result from that change.

10.3	Election of Directors

At every annual general meeting:

(a)
the shareholders entitled to vote at the annual general meeting for the election or appointment of directors will elect a board of directors consisting of the number of directors for the time being required under these Articles; and

(b)	subject to Article 10.6, all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

10.4	Failure to Elect or Appoint Directors

If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of:

(a)	the date on which the failure is remedied; and

(b)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

10.5	Additional Directors

Notwithstanding Articles 10.1 and 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 10.5 will not at any time exceed:

(a)	1/3 of the number of first directors if, at the time of the appointment, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, 1/3 of the number of the current directors who were elected or appointed as directors other than under this Article 10.5.

10.6	Removal of Director

The shareholders may, by ordinary resolution, remove any director from office at any time.

PART 11
PROCEEDINGS OF DIRECTORS

11.1	Timing of Meetings

Meetings of the board will be held on such day and at such time and place as the president or secretary of the Company or any two directors may determine.

11.2	Chair

Meetings of directors are to be chaired by:

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the president, if any, if the president is a director, or

(c)	any other director chosen by the directors if:

(i)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	neither the chair of the board nor the president, if a director, is willing to chair the meeting, or

(iii)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

11.3	Voting

At all meetings of directors every question will be decided by a majority of votes cast on the question and, in the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

11.4	Notice

Subject to Articles 1.6 and 11.5, if a meeting of the board is called under Article 11.1 notice of that meeting will be given to each director not less than 24 hours before the time when the meeting is to be held, specifying the place, date and time of that meeting:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose;

(c)	orally, including, by telephone, voice mail or on other recorded media; or

(d)	by e-mail, fax or any other method of reliably transmitting messages.

11.5	Notice not Required

It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has filed a waiver under Article 11.6.

11.6	Waiver of Notice

Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors or a direction that notice of meetings of the directors be given to the alternate of such director and may, at any time, withdraw the waiver or direction, as the case may be, by instrument in writing delivered to the registered office of the Company, and until the waiver or direction, as the case may be, is withdrawn, no notice of meetings of the directors shall be given to that director or notice of meetings of the directors shall be sent to the alternate of such director, as the case may be; and any and all meetings of the directors, notice of which has not been given to such director or has been given to the alternate of such director, as the case may be, shall, provided a quorum of the directors is present, be valid and effective.

11.7	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is a majority of the directors, or if the number of directors is fixed at one, shall be one director and any alternate director shall be counted in a quorum at a meeting at which such alternate’s appointor is absent. A director holding a disclosable interest in a contract or transaction to be considered at a meeting is to be counted in a quorum notwithstanding such director’s interest.

11.8	Alternate Directors

(a)	A director (in these Articles called an “appointor”) may appoint as such director’s alternate any person who is not disqualified to be a director.

(b)
An appointment of an alternate shall not be effective until an instrument in writing declaring the appointment and signed by the appointor, and the consent of the alternate to so act, is delivered to the registered office of the Company.

(c)	An appointor may revoke an appointment of an alternate by instrument in writing delivered to the registered office of the Company.

(d)
The appointment of an alternate terminates if such alternate’s appointor ceases to be a director or if the alternate is at any time not qualified to act as a director under the Business Corporations Act.

(e)	The Company is not obligated to remunerate any alternate or to reimburse an alternate for any expense incurred in carrying out such alternate’s function.

(f)
If an appointor is absent from any meeting of the directors or of a committee of directors, the alternate for such appointor shall be entitled to attend, speak, act and vote at such meeting as a director in place of such appointor, and may sign or concur in resolutions pursuant to Article 11.9.

(g)
A director or other person may act as alternate for any one or more directors and at any meeting of the directors or of a committee of directors shall be counted as one director for each director for whom such person is the alternate for purposes of determining the quorum and be entitled to cast one vote for each director for whom such person is the alternate in addition to, in the case of a director acting as the alternate for any one or more directors, being counted and voting as a director in his or her own right.

11.9	Resolutions in Writing

A resolution in writing signed by each director or such director’s alternate, or if there is only one director by that one director, shall be as valid and effectual as if it had been passed at a meeting of the board duly convened and held.

11.10	Counterparts

A resolution in writing may be in one or more counterparts, each of which may be signed by one or more directors or alternates or one or more committee members, and which together shall be deemed to constitute a resolution in writing.

11.11	Remuneration of Directors

Unless the shareholders by ordinary resolution otherwise resolve, the directors may fix the remuneration of the directors and officers of the Company.

PART 12
COMMITTEES OF DIRECTORS

12.1	Appointment

The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board;

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board; and

(iii)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

12.2	Duties

Any committee formed under Article 12.1, in the exercise of the powers delegated to it, shall:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

12.3	Powers of Board

The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies in a committee.

12.4	Meetings

Subject to Article 12.2(a):

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)
a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)
questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 13
OFFICERS

13.1	Functions, Duties and Powers

The board may appoint any officers it considers necessary and for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit;

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer; and

(d)	may terminate such officer’s appointment at any time.

PART 14
DISCLOSURE OF INTEREST OF DIRECTORS

14.1	Other Office

A director may hold any office or position of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

14.2	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

14.3	Professional Services

Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

14.4	Accountability

A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 15
INDEMNIFICATION

15.1	Mandatory Indemnification

The Company will indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and such person’s heirs and legal representatives to the extent permitted by the Business Corporations Act.

15.2	Deemed Contract

Each director is deemed to have contracted with the Company on the terms of the indemnity referred to in this Part.

15.3	Optional Indemnification

Except as otherwise required by the Business Corporations Act and subject to Article 15.1, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

15.4	Right of Indemnity not Exclusive

The provisions for indemnification contained in these Articles will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

15.5	Limit on Liability

To the extent permitted by law, no director or officer for the time being of the Company will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact that the person is a director or officer of the Company will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

PART 16
DIVIDENDS

16.1	Declaration

Subject to the Business Corporations Act and any special rights or restrictions as to dividends, the directors may from time to time by resolution declare and authorize payment of any dividends the directors consider appropriate out of profits, capital or otherwise, including, without limitation, retained earnings, other income, contributed surplus, capital surplus, any share premium account or appraisal surplus or any other unrealized appreciation in the value of the assets of the Company, if any.

16.2	No Notice

The directors need not give notice to any shareholder of any declaration under Article 16.1.

16.3	Timing of Payment

Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

16.4	Dividends Proportionate to Number of Shares

Subject to any special rights or restrictions as to dividends, all dividends on shares of any class or series of shares will be declared and paid according to the number of such shares held.

16.5	Manner of Payment

The Company may pay any dividend wholly or partly by issuing shares or warrants or by the distribution of property, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific property.

16.6	Rounding

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

16.7	Method of Payment

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

16.8	Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 17
AUDITOR

17.1	Remuneration

The directors may set the remuneration of any auditor of the Company.

PART 18
EXECUTION OF INSTRUMENTS

18.1	Authority to Execute Instruments

The following persons have authority to execute and deliver and certify documents on behalf of the Company:

(a)	such director, officer or other person(s) as are prescribed by resolution of the board;

(b)	any two directors;

(c)	if there is only one director, that director, alone; or

(d)	the president, alone.

18.2	Seal

The Company’s seal, if any, shall not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if there is only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

18.3	Certified Copies

For the purpose of certifying under seal a true copy of any resolution or other document, the seal shall be impressed on that copy and, notwithstanding Article 18.2, may be attested by the signature of any director or officer.

PART 19
NOTICES

19.1	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder whose name stands first on the central securities register in respect of the share.

19.2	Trustees

If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by:

(a)	mailing the record, addressed to that person:

(i)	by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled; or

(b)
if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 20
RESTRICTION ON SHARE TRANSFER

20.1	Consent Required

No security of the Company, other than a non-convertible debt security, may be transferred without the consent of:

(a)	the board of directors of the Company, expressed by a resolution duly passed at a meeting of the directors;

(b)	a majority of the directors of the Company, expressed by an instrument or instruments in writing signed by such directors;

(c)	the holders of the voting shares of the Company, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

(d)	the holders of the voting shares of the Company representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

SIGNED on September 11, 2012.

/s/ Jill Gabriel
Signature of Incorporator
Name of Incorporator: Jill Gabriel